Exhibit 1.01

Conflict Minerals Report

ABB Ltd
For the year ended December 31,

2022
This Conflict Minerals Report (CMR)

of ABB Ltd for the calendar year 2022 has

been prepared pursuant

to
Rule 13p-1 under the Securities

Exchange Act of 1934 (“Rule 13p-1” or the

“Rule”). The Rule was adopted

by the United
States Securities and Exchange Commission

(SEC) to implement reporting

and disclosure requirements related

to conflict
minerals as directed by the Dodd-Frank

Wall Street Reform and Consumer Protection Act of 2010. The Rule

imposes certain
reporting obligations on SEC registrants whose

manufactured products contain conflict

minerals which are necessary to the
functionality or production of such products.

Conflict minerals are defined

as cassiterite, columbite-tantalite

and wolframite,
and their derivatives, which are limited

to tin, tantalum and tungsten, as well

as gold (3TG). These requirements

apply to
SEC registrants whatever the geographic

origin of the conflict minerals and whether

or not they fund armed conflict.
The functionality of a substantial portion

of our global product portfolio relies

on the use of direct materials,
especially electronic components, which

include amounts of tin, tantalum,

tungsten or gold (
necessary conflict minerals ). If a
registrant can establish that their necessary conflict minerals originated from sources other than from

a covered country
1
, or
are from recycled or scrap sources,

they must submit a Form

SD which describes their determination

and the Reasonable
Country of Origin Inquiry (RCOI) performed.
If a registrant has reason to believe

that any of the conflict minerals

in their supply chain may have

originated in the
covered countries and are not from recycled

or scrap sources, or if they are unable

to determine the country of origin

of those
conflict minerals, then the registrant must

exercise due diligence on the conflict

minerals’ source and chain of

custody. The
registrant must submit a Form SD together

with a CMR annually to the SEC

that includes a description of those due

diligence
measures.
Numerous terms in this report are

defined in Rule 13p-1 and the associated

Form SD and the reader is

invited to
refer to those sources. The report presented

herein is not audited. The content of

any website referred to in this report

is
included for general information only

and is not incorporated by reference

in this Report.
Section 1: Due diligence framework
In accordance with Rule 13p-1, we undertook

due diligence efforts,

including the RCOI described

in the associated
Form SD, to determine whether the

3TG in our products originated from

sources (e.g. suppliers, smelters,

refiners, mines)
that did not or do not directly or indirectly

finance or benefit armed groups

in the covered countries.

We designed our due
diligence measures to be in conformity,

in all material respects, with

the internationally recognized due

diligence framework
set forth in the Organisation for Economic

Cooperation and Development (OECD)

Due Diligence Guidance for Responsible
Supply Chains of Minerals from Conflict-Affected

and High-Risk

Areas: Third Edition (2016)

(the OECD Framework) and
related supplements and its five-step framework.
_____________________________
1

The Democratic Republic of the

Congo and its adjoining countries

(Angola, Burundi, Republic

of the Congo, Central African Republic, Rwanda,

South
Sudan, Tanzania, Uganda or Zambia).

Section 2: Due diligence measures undertaken

Our due diligence measures to identify

the sources of 3TG contained

in our products continue to progress

and
improve. In 2022, our due diligence

efforts concentrated on selecting

a focused list of relevant suppliers

and improving the
quality of the supplier responses while

maintaining the other existing

company-wide measures. Our

customized supply chain
systems permit us to identify our suppliers

of 3TG and therefore increase

the efficiency of the RCOI process. Our

due
diligence efforts included the following

five steps, consistent with

the OECD Framework:
Step 1: Establish strong company

management systems
We undertook the following measures to establish strong company management systems per Step 1 of

the OECD
Framework:
Our commitment
●
We promote awareness of the conflict minerals program within ABB through a number of channels
including targeted communications to specific

employee groups as well as the maintenance

of articles and
videos on the Company’s intranet.
●
We maintain an external website dedicated to material compliance,

including a statement on our position

on
conflict minerals. The “ABB Policy

on Conflict Minerals” with respect

to the sourcing of 3TG is published
online at https://global.abb/group/en/about/supplying/material-compliance/conflict-minerals-policy.
Supplier Engagement
●
We maintain and communicate our “Supplier Code of Conduct”

which requires our suppliers

to implement
a policy regarding conflict minerals,

to exercise due diligence in investigating

the source of these minerals,
and to respond in a timely manner

to ABB’s requests for evidence of their compliance

with these
requirements.
●
As part of our supplier onboarding

and evaluation process, we invite all

new suppliers to take an ABB-
specific web-based training course

on conflict minerals that covers the highlights

of the relevant law and
the importance of ethical sourcing

to the industry and communicates

ABB’s policy on conflict minerals.
The training also includes guidance for our

suppliers on how to complete

the Conflict Minerals Reporting
Template (CMRT) as developed and issued by the Responsible Minerals Initiative (RMI)

of the
Responsible Business Alliance (RBA)

and the Global eSustainability Initiative

(GeSI). In addition, all new
suppliers are required to make an initial

conflict minerals self-assessment

which indicates if the supplier
has taken this training course or an equivalent

training.
●
We require suppliers to adhere to the “ABB General Terms and Conditions for Purchase of Goods” which
requires our suppliers to provide requested

information regarding the use of 3TG

in their products supplied
to ABB. In addition (as described on

our website), these terms and conditions

require our suppliers to:
○
work towards ensuring that they do

not have 3TG sourced from conflict

mines in products
supplied to ABB,
○
comply with the ABB Supplier Code

of Conduct, including the sections

relating to conflict
minerals compliance,
○
take the necessary steps to demonstrate

that any 3TG contained in the products

supplied to ABB
do not originate from mines that support

or fund

conflict within the covered countries,

and
○
extend their search further down

their supply chain, if necessary, to determine the source of specified minerals.
●
For suppliers who continued to provide

us with inaccurate or incomplete responses

we enhanced our
supplier due diligence process by providing

these suppliers with additional

training in the form of webinars
and other follow-up communications to

assist in improving the response quality

of such suppliers.

Internal Management Systems
●
Within our global organization, our operating businesses

are directly responsible for executing

our conflict
minerals activities with support from

a central project management team including

representatives from
legal and finance.

The representatives from each of our

operating businesses come

from various
backgrounds and have access to the full

resources within their respective

businesses, including the research
and development, the engineering

and the production departments.

During 2022, managers from each

of the
group’s four businesses were responsible for the execution

of the program. The program was

overseen by a
cross-functional Steering Committee

and sponsored at the Group

Executive Committee level.
●
We provide ABB-specific web-based training courses to relevant employees.

These are customized for
specific employee groups (management,

buyers, engineering, research

and development, product sales and
other). Each operating business’s conflict minerals leader

identifies

key conflict minerals personnel to
undergo mandatory training on conflict minerals.
Company Level Grievance Mechanism
●
We maintained our company-wide integrity reporting channels,

such as the ABB Business Ethics

Helpline,
which is available for the reporting

of any violations of our Supplier

Code of Conduct

including in relation
to conflict minerals. The service provides

a grievance mechanism and is

maintained by an independent
third party. It can be used by ABB employees as well as parties outside ABB, such as suppliers.

The
service allows for online reporting at www.compliancestakeholder.com and also provides a country-
specific telephone number if this method

of reporting is preferred.
Step 2: Identify and assess risks in

the supply chain
To identify risks in the supply chain, we performed the following:
Use best efforts to identify the smelters/refiners

in the supply chain
In 2022, we aimed to identify the smelters/refiners

in our supply chain through the survey

of approximately 3,000
relevant suppliers as described below. These suppliers identified

345 smelters/refiners of 3TG that were

potentially in
their supply chains. Our list of these

smelters/refiners is included in Annex I,

including a summary of their validation
status under RMI’s Responsible Minerals Assurance

Process (RMAP).
Identify the scope of the risk assessment

of the 3TG supply chain
In 2022, we utilized our customized systems

to track the link between the

components purchased from our suppliers
and our products allowing us to

make a focused selection of the relevant

suppliers of 3TG. Purchased components

were
evaluated, using ABB experts, including

product engineers, material

experts and research and development

personnel, to
determine if the component was likely

to contain 3TG. These identified

components were then categorized into

different
levels of risk, depending on the likelihood

of 3TG content, the volume

of transactions with the supplier

and the total value
of the components purchased. Based on

these evaluations, and the enhanced

data available from our information

systems,
we identified the relevant suppliers

and prioritized which suppliers to survey,

focusing on the highest-risk

suppliers in
terms of 3TG content and amount of products

purchased. These suppliers

were surveyed using the CMRT, as part of the
RCOI described in Form SD.
Assess whether the suppliers have

carried out all the elements of

due diligence for responsible supply

chains of
3TG from conflict-affected and high-risk

areas
We have a structured process to send

and receive supplier surveys, follow up

on non-responses, summarize survey
results, and identify and respond to red

flags. Using the CMRT, we surveyed

the selected suppliers to gather

information
about smelters/refiners in their supply

chain and provide us

with a list of those smelters/refiners. For

most of our

businesses, we have a dedicated team,

in a global shared service

center, who reviews

the completeness of supplier
responses and assesses whether suppliers

appear to have carried out their own

appropriate supply chain due diligence.

The
review team assesses each response for

“red flags” (as described in the OECD

Framework) and then further

assesses

the
completeness of the supplier response.

To perform the survey process, one of our Business

Areas utilizes a third-party
service provider.
Our review process assessed

the completeness and accuracy

of the list of smelters/refiners provided

in the survey
responses. This included verifying

the name and smelter status by

checking against the Smelter

Look-up tab list of the
RMI’s CMRT and the RMI’s Conformant

Smelter List.
Although the suppliers who responded

to our survey were able to provide us

with a list of the original
smelters/refiners they identified as being

used to process 3TG contained

in their products, most of our suppliers

were
unable to identify and represent which

smelters/refiners

were specifically used for 3TG

in the products or materials
supplied to ABB. Our

list of smelters/refiners identified

to be processing or refining 3TG in our products

is based on the
responses received from our suppliers.
Where suppliers did not respond

to the initial survey request, additional

follow-up inquiries were made. Follow-up
inquiries were also made on incomplete

or inconsistent supplier responses,

requesting additional information

or
clarification. In certain cases, the follow

up was made by product buyers, who

worked with suppliers to try to

resolve
insufficient responses.

For completed surveys, responses were

evaluated against a pre-defined

list of red flags to determine what

corrective
action, if any, was required for the identified risk. A corrective action plan was implemented for the

identified red flags,
including insufficient responses. Ultimately, the corrective action could include the discontinuation

of sourcing from a
supplier. Our red flag review process is based on guidance

from the OECD Framework.

When evaluating ongoing
supplier relationships, the conflict minerals

compliance status of the supplier was

considered when determining the
continued use of a supplier.
Step 3: Design and implement a strategy

to respond to identified risks
Report findings to designated senior

management
Throughout the supplier survey process,

a management reporting dashboard

was available to the conflict

minerals
senior management team on a real-time

basis. This provided timely summary

statistics on the supplier survey responses

as
well as the status of our overall risk

assessment process. The dashboard

also provided a summary of the

number of
responses requiring an escalation process

to resolve response deficiencies or

address identified red flags. The content of
the dashboard was reviewed regularly

by a central project team

including a review of the progress on

addressing
responses subject to escalation.

These results were reported to the Steering

Committee which evaluated

the
appropriateness of risk mitigation

measures.
Devise and adopt a risk management

plan
In 2022, we contacted our suppliers who

were identified to be sourcing 3TG

from high-risk smelters/refiners.

We
sent each such supplier a letter requesting

them: (1) to confirm whether the

identified high-risk smelters/refiners

are in
their supply chain and if materials from

the identified high-risk smelters/refiners

were in products supplied to ABB,

(2) to
encourage these smelters/refiners to participate

in RMI’s RMAP,

and (3) to develop a plan

to remove any identified high-
risk smelters/refiners

from their supply chain if those

smelters/refiners refuse to participate

in the RMI’s RMAP.

Step 4: Carry out independent third-party

audit of smelter/refiner due

diligence practices
We are a downstream consumer of

3TG. Generally, we do not purchase

raw minerals or ores, and are normally
several steps removed from smelters/refiners

within our supply chain.

Therefore, we generally do not perform

direct
audits of those smelters/refiners. We

do support the RBA

and GeSI’s RMI which is a measure

contemplated by the
OECD
Due Diligence Guidance for Responsible Supply

Chains of Minerals from Conflict-Affected

and High-Risk Areas
, the
internationally recognized standard on

which our Company’s systems (described

in Step 1 above) are based. Part of our
support was the participation in pre-audit

visits

of certain tin smelters in

Asia. The data on which

we relied for certain
statements in this CMR was obtained

through our membership in the RMI, using

the Reasonable Country of Origin
Inquiry report for member “ASEA”.
Step 5: Report annually on supply

chain due diligence
This report and the associated Form SD

are available online at https://global.abb/group/en/investors under
“Reporting”, “SEC filings”.
Section 3: Results of due diligence
In 2022, we received and accepted completed

reporting templates from 90% of our surveyed

suppliers (89% in
2021). The acceptance rates

reflect the maturity of our supplier

engagement process and the focused

escalation of non-
responsive suppliers to the appropriate

levels when needed.
Our suppliers are generally several tiers

removed from the smelters/refiners

of raw materials within

their supply
chain, and therefore have challenges

in performing their due diligence.

As a result, the information

provided by our suppliers
is often incomplete or is not verified, and

we are therefore unable

to verify the source and chain of custody

of all the 3TG
minerals in our supply chain.
In 2022, our supplier responses identified

345 smelters/refiners as being

the source of 3TG in their products

(339 in
2021). The complete lists

of identified smelters/refiners are

included in Annex I of this CMR.

However, the suppliers only
provided the country of origin of

the 3TG in a limited number of

cases. We obtained further sourcing information through
our membership in the RMI which

allows us access to the names of the

countries of origin for 3TG processed

by certain
smelters/refiners.

The following table provides the number

of smelters/refiners identified

in our supply chain.
Identified Smelters/Refiners
RMAP Conformant
Smelters/Refiners
(1)
RMAP Participating
Smelters/Refiners
(2)
Other
Smelters/Refiners
(3)
Total identified
2021 2022 2021 2022 2021 2022 2021 2022
Gold

102

97

6

5

65

73

173

175

Tantalum

35

33

-

-

-

2

35

35

Tin

55

60

9

3

17

20

81

83

Tungsten

42

35

4

-

4

17

50

52

Total

234

225

19

8

86

112

339

345

(1)
Audited and found to be

conformant with the RMI’s Responsible

Minerals Assurance Process (RMAP conformant).
(2)
In the process of being

audited (RMAP Active). This category also includes smelters and refiners with whom we are in communication

but have
not commenced the validation

audit.
(3)
Have not commenced the

RMAP validation audit.
Through our regular interaction with

the RMI, we have continued

to benefit from their activities,

including their
efforts to validate smelters as ‘RMAP

conformant’

in line with current global standards.

The percentage of the identified
smelters/refiners which were designated

as RMAP conformant

in 2022 is 65% compared to 69%

in 2021. The generally high
percentage of RMAP

conformant smelters/refiners reflects

the strong participation of smelters/refiners

in the RMI/RMAP
audit process.
We have not been able to determine

the conflict status for all smelters/refiners

used in our supply chain. However,
based on the information that we

have received from our suppliers,

we have not identified any smelters/refiners

in our supply
chain which are known to be sourcing

3TG that directly or indirectly finances

or benefits armed groups

in the covered
countries.
As allowed by the
Statement on the Effect of the Recent

Court of Appeals Decision on the

Conflict Minerals Rule,
issued by the SEC on April 29, 2014, ABB

has not described its products

as “DRC conflict free” or “having

not been found
to be ‘DRC conflict free’”.
Section 4: Continuous improvement efforts

to mitigate risk
During 2023, we plan to focus on the

following steps as part of our conflict

minerals due diligence program:
●
conduct smelter and refinery visits to

provide face-to-face support,
●
continue to support the RMI and the

membership initiatives to work

with smelters and refiners to have
them undergo the OECD-aligned audit for responsible

sourcing,

●
continue to follow OECD due diligence

guidance and attend industry

events to support responsible
sourcing,
●
continue to work with suppliers to

explain smelter and refinery OECD-aligned

audit status for responsible
sourcing as well as encouraging suppliers

to work directly with smelters and refiners,
●
provide additional Conflict Minerals training

and continuous support throughout

the year for queries related
to responsible sourcing and conflict

minerals requirements,
●
inform suppliers about the changes

in the RMI smelters status during

the program,

●
continue to lead the RMI Asia smelter

engagement team and the gold outreach

in India which involves
working with gold refiners in India

to educate and encourage them to undergo OECD-aligned

responsible
sourcing audits,
●
engage with suppliers reporting non-conformant

smelters and refiners so as

to encourage them to work with
their upstream supply chain for a

mission towards responsible sourcing,
●
encourage businesses internally to work with

suppliers that consistently report non-conformant

smelters or
refiners,
●
continue to expand our due diligence procedures

on our cobalt supply chain and work

with cobalt refiners
directly, where possible.
Section 5: Independent audit

As ABB has not concluded on the DRC

conflict status for any of its products,

this CMR does not require an
independent private sector audit.

Annex I – Lists of smelters/refiners
These lists of smelters/refiners were produced

by consolidating information we

have received from our suppliers.
We have provided conflict minerals training to our suppliers and independently verified the status

of the smelters/refiners
using RMI and other data, but we cannot

guarantee that the data we have

been provided is accurate or complete.

In most
cases suppliers have not been able

to confirm that these smelters/refiners

have been used in the products

they have supplied
to us because they were not able to provide

their CMRTs

at the product level. Therefore,

it is possible that the lists contain
smelters/refiners which were not used

to process 3TG contained in our

products.
We generally do not have direct business relationships with any of the smelters/refiners listed below. In general, we
are several tiers removed from smelters/refiners

and therefore unable to exert direct influence

over smelters/refiners. Due

to
the size of our supplier base and the

complexity of global supply chains,

we are also unable to clearly

trace at what stage
individual smelters/refiners enter the

supply chain of our direct suppliers.
RMAP conformant smelters/refiners
Metal Smelter Name Country
Gold L'Orfebre S.A. Andorra
Gold Western Australian Mint (T/a The Perth Mint) Australia
Gold
Ogussa Osterreichische Gold-

und Silber-Scheideanstalt GmbH
Austria
Gold
Umicore S.A. Business Unit Precious Metals

Refining
Belgium
Gold AngloGold Ashanti Corrego do Sitio Mineracao Brazil
Gold Asahi Refining Canada Ltd. Canada
Gold
CCR Refinery - Glencore Canada

Corporation
Canada
Gold Royal Canadian Mint Canada
Gold Planta Recuperadora de Metales SpA Chile
Gold
Daye Non-Ferrous Metals Mining

Ltd.
China
Gold
Gold Refinery of Zijin Mining Group

Co., Ltd.
China
Gold Great Wall Precious Metals Co., Ltd. of CBPM China
Gold Heraeus Metals Hong Kong Ltd. China
Gold
Inner Mongolia Qiankun Gold and Silver

Refinery Share Co., Ltd.
China
Gold Jiangxi Copper Co., Ltd. China
Gold Metalor Technologies (Hong Kong) Ltd. China
Gold Metalor Technologies (Suzhou) Ltd. China
Gold Shandong Gold Smelting Co., Ltd. China
Gold
Shandong Zhaojin Gold & Silver Refinery

Co., Ltd.
China
Gold Sichuan Tianze Precious Metals Co., Ltd. China
Gold
Zhongyuan Gold Smelter of Zhongjin

Gold Corporation
China
Gold Gold by Gold Colombia Colombia
Gold Sancus ZFS (L'Orfebre, SA) Colombia
Gold SAFINA A.S. Czechia
Gold SAAMP France
Gold Agosi AG Germany
Gold Aurubis AG Germany
Gold C. Hafner GmbH + Co. KG Germany
Gold Heimerle + Meule GmbH Germany
Gold Heraeus Germany GmbH Co. KG Germany
Gold WIELAND Edelmetalle GmbH Germany
Gold Bangalore Refinery India
Gold MMTC-PAMP India Pvt., Ltd. India
Gold PT Aneka Tambang (Persero) Tbk Indonesia

Metal Smelter Name Country
Gold Chimet S.p.A. Italy
Gold Italpreziosi Italy
Gold T.C.A S.p.A Italy
Gold
Aida Chemical Industries Co.,

Ltd.
Japan
Gold Asahi Pretec Corp. Japan
Gold Asaka Riken Co., Ltd. Japan
Gold Chugai Mining Japan
Gold Dowa Japan
Gold Eco-System Recycling Co., Ltd. East Plant Japan
Gold
Eco-System Recycling Co., Ltd. North

Plant
Japan
Gold Eco-System Recycling Co., Ltd. West Plant Japan
Gold Ishifuku Metal Industry Co., Ltd. Japan
Gold Japan Mint Japan
Gold
JX Nippon Mining & Metals Co.,

Ltd.
Japan
Gold Kojima Chemicals Co., Ltd. Japan
Gold Matsuda Sangyo Co., Ltd. Japan
Gold Mitsubishi Materials Corporation Japan
Gold Mitsui Mining and Smelting Co., Ltd. Japan
Gold Nihon Material Co., Ltd. Japan
Gold Ohura Precious Metal Industry Co., Ltd. Japan
Gold Sumitomo Metal Mining Co., Ltd. Japan
Gold Tanaka Kikinzoku Kogyo K.K. Japan
Gold Tokuriki Honten Co., Ltd. Japan
Gold Yamakin Co., Ltd. Japan
Gold Yokohama Metal Co., Ltd. Japan
Gold Kazzinc Kazakhstan
Gold TOO Tau-Ken-Altyn Kazakhstan
Gold DSC (Do Sung Corporation) Korea, Republic Of
Gold Korea Zinc Co., Ltd. Korea, Republic Of
Gold LS-NIKKO Copper Inc. Korea, Republic Of
Gold LT Metal Ltd. Korea, Republic Of
Gold NH Recytech Company Korea, Republic Of
Gold SungEel HiMetal Co., Ltd. Korea, Republic Of
Gold Torecom Korea, Republic Of
Gold Metalurgica Met-Mex Penoles S.A. De C.V. Mexico
Gold REMONDIS PMR B.V. Netherlands
Gold
Bangko Sentral ng Pilipinas (Central

Bank of the Philippines)
Philippines
Gold KGHM Polska Miedz Spolka Akcyjna Poland
Gold Metalor Technologies (Singapore) Pte., Ltd. Singapore
Gold Metal Concentrators SA (Pty) Ltd. South Africa
Gold Rand Refinery (Pty) Ltd. South Africa
Gold SEMPSA Joyeria Plateria S.A. Spain
Gold Boliden AB Sweden
Gold Argor-Heraeus S.A. Switzerland
Gold Metalor Technologies S.A. Switzerland
Gold MKS PAMP SA Switzerland
Gold PX Precinox S.A. Switzerland

Metal Smelter Name Country
Gold Valcambi S.A. Switzerland
Gold Solar Applied Materials Technology Corp. Taiwan, Province Of
China
Gold Istanbul Gold Refinery Turkiye
Gold Nadir Metal Rafineri San. Ve Tic. A.S. Turkiye
Gold Al Etihad Gold Refinery DMCC United Arab Emirates
Gold Emirates Gold DMCC United Arab Emirates
Gold Abington Reldan Metals, LLC United States Of America
Gold Advanced Chemical Company United States Of America
Gold Asahi Refining USA Inc. United States Of America
Gold Geib Refining Corporation United States Of America
Gold Kennecott Utah Copper LLC United States Of America
Gold Materion United States Of America
Gold Metalor USA Refining Corporation United States Of America
Gold United Precious Metal Refining, Inc. United States Of America
Gold
Almalyk Mining and Metallurgical Complex

(AMMC)
Uzbekistan
Gold Navoi Mining and Metallurgical Combinat Uzbekistan
Tantalum AMG Brasil Brazil
Tantalum Mineracao Taboca S.A. Brazil
Tantalum Resind Industria e Comercio Ltda. Brazil
Tantalum Changsha South Tantalum Niobium Co., Ltd. China
Tantalum F&X Electro-Materials Ltd. China
Tantalum FIR Metals & Resource Ltd. China
Tantalum
Hengyang King Xing Lifeng New Materials

Co., Ltd.
China
Tantalum Jiangxi Dinghai Tantalum & Niobium Co., Ltd. China
Tantalum Jiangxi Tuohong New Raw Material China
Tantalum
JiuJiang JinXin Nonferrous Metals

Co., Ltd.
China
Tantalum Jiujiang Tanbre Co., Ltd. China
Tantalum Jiujiang Zhongao Tantalum & Niobium Co., Ltd. China
Tantalum Ningxia Orient Tantalum Industry Co., Ltd. China
Tantalum RFH Yancheng Jinye New Material Technology Co., Ltd. China
Tantalum
XIMEI RESOURCES (GUANGDONG)

LIMITED
China
Tantalum
XinXing HaoRong Electronic Material

Co., Ltd.
China
Tantalum Yanling Jincheng Tantalum & Niobium Co., Ltd. China
Tantalum NPM Silmet AS Estonia
Tantalum TANIOBIS GmbH Germany
Tantalum TANIOBIS Smelting GmbH & Co. KG Germany
Tantalum Metallurgical Products India Pvt., Ltd. India
Tantalum Global Advanced Metals Aizu Japan
Tantalum
Mitsui Mining and Smelting Co.,

Ltd.
Japan
Tantalum Taki Chemical Co., Ltd. Japan
Tantalum TANIOBIS Japan Co., Ltd. Japan
Tantalum Ulba Metallurgical Plant JSC Kazakhstan
Tantalum KEMET de Mexico Mexico
Tantalum TANIOBIS Co., Ltd. Thailand
Tantalum D Block Metals, LLC United States Of America
Tantalum Global Advanced Metals Boyertown United States Of America

Metal Smelter Name Country
Tantalum Materion Newton Inc. United States Of America
Tantalum QuantumClean United States Of America
Tantalum Telex Metals United States Of America
Tin Aurubis Beerse Belgium
Tin EM Vinto Bolivia (Plurinational
State Of)
Tin Operaciones Metalurgicas S.A. Bolivia (Plurinational
State Of)
Tin
CRM Fundicao De Metais E Comercio

De Equipamentos Eletronicos Do
Brasil Ltda
Brazil
Tin Estanho de Rondonia S.A. Brazil
Tin
Fabrica Auricchio Industria e Comercio

Ltda.
Brazil
Tin Magnu's Minerais Metais e Ligas Ltda. Brazil
Tin Mineracao Taboca S.A. Brazil
Tin Resind Industria e Comercio Ltda. Brazil
Tin
White Solder Metalurgia e Mineracao

Ltda.
Brazil
Tin Chenzhou Yunxiang Mining and Metallurgy Co., Ltd. China
Tin Chifeng Dajingzi Tin Industry Co., Ltd. China
Tin China Tin Group Co., Ltd. China
Tin
Gejiu Non-Ferrous Metal Processing Co.,

Ltd.
China
Tin
Guangdong Hanhe Non-Ferrous Metal Co.,

Ltd.
China
Tin Jiangxi New Nanshan Technology Ltd. China
Tin Tin Smelting Branch of Yunnan Tin Co., Ltd. China
Tin
Yunnan

Chengfeng Non-ferrous Metals

Co., Ltd.
China
Tin CV Ayi Jaya Indonesia
Tin CV Venus Inti Perkasa Indonesia
Tin PT Aries Kencana Sejahtera Indonesia
Tin PT Artha Cipta Langgeng Indonesia
Tin
PT ATD

Makmur Mandiri Jaya
Indonesia
Tin PT Babel Inti Perkasa Indonesia
Tin PT Babel Surya Alam Lestari Indonesia
Tin PT Bangka Prima Tin Indonesia
Tin PT Bangka Serumpun Indonesia
Tin PT Bukit Timah Indonesia
Tin PT Cipta Persada Mulia Indonesia
Tin PT Menara Cipta Mulia Indonesia
Tin PT Mitra Stania Prima Indonesia
Tin PT Mitra Sukses Globalindo Indonesia
Tin PT Premium Tin Indonesia Indonesia
Tin PT Prima Timah Utama Indonesia
Tin PT Putera Sarana Shakti (PT PSS) Indonesia
Tin PT Rajawali Rimba Perkasa Indonesia
Tin PT Rajehan Ariq Indonesia
Tin PT Refined Bangka Tin Indonesia
Tin PT Sariwiguna Binasentosa Indonesia
Tin PT Stanindo Inti Perkasa Indonesia
Tin PT Sukses Inti Makmur Indonesia
Tin PT Timah Tbk Kundur Indonesia

Metal Smelter Name Country
Tin PT Timah Tbk Mentok Indonesia
Tin PT Tommy Utama Indonesia
Tin Dowa Japan
Tin Mitsubishi Materials Corporation Japan
Tin Malaysia Smelting Corporation (MSC) Malaysia
Tin DS Myanmar Myanmar
Tin Minsur Peru
Tin O.M. Manufacturing Philippines, Inc. Philippines
Tin Fenix Metals Poland
Tin Luna Smelter, Ltd. Rwanda
Tin Aurubis Berango Spain
Tin CRM Synergies Spain
Tin Rui Da Hung Taiwan, Province Of
China
Tin
O.M. Manufacturing (Thailand) Co.,

Ltd.
Thailand
Tin Thaisarco Thailand
Tin Alpha United States Of America
Tin Metallic Resources, Inc. United States Of America
Tin Tin Technology & Refining United States Of America
Tungsten Wolfram Bergbau und Hutten AG Austria
Tungsten Cronimet Brasil Ltda Brazil
Tungsten China Molybdenum Tungsten Co., Ltd. China
Tungsten Chongyi Zhangyuan Tungsten Co., Ltd. China
Tungsten Fujian Ganmin RareMetal Co., Ltd. China
Tungsten Fujian Xinlu Tungsten Co., Ltd. China
Tungsten Ganzhou Haichuang Tungsten Co., Ltd. China
Tungsten Ganzhou Huaxing Tungsten Products Co., Ltd. China
Tungsten
Ganzhou Jiangwu Ferrotungsten Co.,

Ltd.
China
Tungsten
Ganzhou Seadragon W & Mo Co.,

Ltd.
China
Tungsten Guangdong Xianglu Tungsten Co., Ltd. China
Tungsten Hubei Green Tungsten Co., Ltd. China
Tungsten Hunan Chenzhou Mining Co., Ltd. China
Tungsten
Hunan Shizhuyuan Nonferrous Metals

Co., Ltd. Chenzhou Tungsten
Products Branch
China
Tungsten
Jiangwu H.C. Starck Tungsten Products Co.,

Ltd.
China
Tungsten Jiangxi Gan Bei Tungsten Co., Ltd. China
Tungsten
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co.,

Ltd.
China
Tungsten Jiangxi Xinsheng Tungsten Industry Co., Ltd. China
Tungsten Jiangxi Yaosheng Tungsten Co., Ltd. China
Tungsten Malipo Haiyu Tungsten Co., Ltd. China
Tungsten Xiamen Tungsten (H.C.) Co., Ltd. China
Tungsten Xiamen Tungsten Co., Ltd. China
Tungsten H.C. Starck Tungsten GmbH Germany
Tungsten TANIOBIS Smelting GmbH & Co. KG Germany
Tungsten A.L.M.T. Corp. Japan
Tungsten Japan New Metals Co., Ltd. Japan
Tungsten Philippine Chuangxin Industrial Co., Inc. Philippines

Metal Smelter Name Country
Tungsten Lianyou Metals Co., Ltd. Taiwan, Province Of
China
Tungsten Global Tungsten & Powders LLC United States Of America
Tungsten Kennametal Fallon United States Of America
Tungsten Kennametal Huntsville United States Of America
Tungsten Niagara Refining LLC United States Of America
Tungsten Asia Tungsten Products Vietnam Ltd. Viet Nam
Tungsten Masan High-Tech Materials Viet Nam
Tungsten Tungsten Vietnam Joint Stock Company Viet Nam

RMAP participating smelters/refiners
Metal Smelter Name Country
Gold
C.I Metales Procesados Industriales

SAS
Colombia
Gold WEEEREFINING France
Gold Augmont Enterprises Private Limited India
Gold GGC Gujrat Gold Centre Pvt. Ltd. India
Gold Alexy Metals United States Of America
Tin Super Ligas Brazil
Tin PT Belitung Industri Sejahtera Indonesia
Tin PT Timah Nusantara Indonesia

Other smelters/refiners
Metal Smelter Name Country
Gold ABC Refinery Pty Ltd. Australia
Gold Industrial Refining Company Belgium
Gold Marsam Metals Brazil
Gold Dongwu Gold Group China
Gold Guangdong Jinding Gold Limited China
Gold Guoda Safina High-Tech Environmental Refinery Co., Ltd. China
Gold
Hangzhou Fuchunjiang Smelting Co.,

Ltd.
China
Gold Hunan Chenzhou Mining Co., Ltd. China
Gold
Hunan Guiyang yinxing Nonferrous

Smelting Co., Ltd.
China
Gold Lingbao Gold Co., Ltd. China
Gold Lingbao Jinyuan Tonghui Refinery Co., Ltd. China
Gold Luoyang Zijin Yinhui Gold Refinery Co., Ltd. China
Gold
Penglai Penggang Gold Industry Co.,

Ltd.
China
Gold Refinery of Seemine Gold Co., Ltd. China
Gold Shandong Humon Smelting Co., Ltd. China
Gold
Shandong Tiancheng Biological Gold Industrial

Co., Ltd.
China
Gold Shenzhen CuiLu Gold Co., Ltd. China
Gold
Shenzhen Zhonghenglong Real Industry

Co., Ltd.
China
Gold Tongling Nonferrous Metals Group Co., Ltd. China
Gold
Yunnan

Copper Industry Co., Ltd.
China
Gold Degussa Sonne / Mond Goldhandel GmbH Germany
Gold Gold Coast Refinery Ghana
Gold CGR Metalloys Pvt Ltd. India
Gold
Emerald Jewel Industry India Limited

(Unit 1)
India
Gold
Emerald Jewel Industry India Limited

(Unit 2)
India
Gold
Emerald Jewel Industry India Limited

(Unit 3)
India
Gold
Emerald Jewel Industry India Limited

(Unit 4)
India
Gold JALAN & Company India
Gold Kundan Care Products Ltd. India
Gold MD Overseas India
Gold Sai Refinery India
Gold Shirpur Gold Refinery Ltd. India
Gold Sovereign Metals India
Gold 8853 S.p.A. Italy
Gold Safimet S.p.A Italy
Gold Kazakhmys Smelting LLC Kazakhstan
Gold HwaSeong CJ CO., LTD. Korea, Republic Of
Gold Samduck Precious Metals Korea, Republic Of
Gold Samwon Metals Corp. Korea, Republic Of
Gold Kyrgyzaltyn JSC Kyrgyzstan
Gold
State Research Institute Center for Physical

Sciences and Technology
Lithuania
Gold Modeltech Sdn Bhd Malaysia
Gold Sellem Industries Ltd. Mauritania
Gold Caridad Mexico
Gold Morris and Watson New Zealand

Metal Smelter Name Country
Gold K.A. Rasmussen Norway
Gold Albino Mountinho Lda. Portugal
Gold
JSC Ekaterinburg Non-Ferrous Metal Processing

Plant
Russian Federation
Gold JSC Novosibirsk Refinery Russian Federation
Gold JSC Uralelectromed Russian Federation
Gold
Kyshtym Copper-Electrolytic Plant

ZAO
Russian Federation
Gold
Moscow Special Alloys Processing

Plant
Russian Federation
Gold
OJSC "The Gulidov Krasnoyarsk Non-Ferrous

Metals Plant" (OJSC
Krastsvetmet)
Russian Federation
Gold Prioksky Plant of Non-Ferrous Metals Russian Federation
Gold
SOE Shyolkovsky Factory of Secondary

Precious Metals
Russian Federation
Gold L'azurde Company For Jewelry Saudi Arabia
Gold AU Traders and Refiners South Africa
Gold Sudan Gold Refinery Sudan
Gold Cendres + Metaux S.A. Switzerland
Gold Singway Technology Co., Ltd. Taiwan, Province Of
China
Gold Super Dragon Technology Co., Ltd. Taiwan, Province Of
China
Gold Umicore Precious Metals Thailand Thailand
Gold Atasay Kuyumculuk Sanayi Ve Ticaret A.S. Turkiye
Gold African Gold Refinery Uganda
Gold Dijllah Gold Refinery FZC United Arab Emirates
Gold Fujairah Gold FZC United Arab Emirates
Gold International Precious Metal Refiners United Arab Emirates
Gold Kaloti Precious Metals United Arab Emirates
Gold Metallix Refining Inc. United States Of America
Gold Pease & Curren United States Of America
Gold QG Refining, LLC United States Of America
Gold Sabin Metal Corp. United States Of America
Gold Fidelity Printers and Refiners Ltd. Zimbabwe
Tantalum 5D Production OU Estonia
Tantalum Solikamsk Magnesium Works OAO Russian Federation
Tin Melt Metais e Ligas S.A. Brazil
Tin
Dongguan CiEXPO Environmental

Engineering Co., Ltd.
China
Tin
Gejiu City Fuxiang Industry and

Trade Co., Ltd.
China
Tin Gejiu Kai Meng Industry and Trade LLC China
Tin Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. China
Tin Gejiu Zili Mining And Metallurgy Co., Ltd. China
Tin
Yunnan

Yunfan

Non-ferrous Metals Co., Ltd.
China
Tin
Precious Minerals and Smelting

Limited
India
Tin PT Bangka Tin Industry Indonesia
Tin PT Panca Mega Persada Indonesia
Tin PT Tinindo Inter Nusa Indonesia
Tin PT Tirus Putra Mandiri Indonesia
Tin Modeltech Sdn Bhd Malaysia
Tin Pongpipat Company Limited Myanmar
Tin Novosibirsk Tin Combine Russian Federation

Metal Smelter Name Country
Tin An Vinh Joint Stock Mineral Processing Company Viet Nam
Tin
Electro-Mechanical Facility of the Cao

Bang Minerals & Metallurgy JSC
Viet Nam
Tin Nghe Tinh Non-Ferrous Metals Joint Stock Company Viet Nam
Tin Tuyen Quang Non-Ferrous Metals Joint Stock Company Viet Nam
Tin VQB Mineral and Trading Group JSC Viet Nam
Tungsten ACL Metais Eireli Brazil
Tungsten
Albasteel Industria e Comercio de

Ligas Para Fundicao Ltd.
Brazil
Tungsten CNMC (Guangxi) PGMA Co., Ltd. China
Tungsten Hunan Jintai New Material Co., Ltd. China
Tungsten
Jiangxi Minmetals Gao'an Non-ferrous

Metals Co., Ltd.
China
Tungsten
YUDU ANSHENG TUNGSTEN CO.,

LTD.
China
Tungsten
DONGKUK INDUSTRIES CO.,

LTD.
Korea, Republic Of
Tungsten HANNAE FOR T Co., Ltd. Korea, Republic Of
Tungsten Artek LLC Russian Federation
Tungsten Hydrometallurg, JSC Russian Federation
Tungsten JSC "Kirovgrad Hard Alloys Plant" Russian Federation
Tungsten LLC Vostok Russian Federation
Tungsten Moliren Ltd. Russian Federation
Tungsten NPP Tyazhmetprom LLC Russian Federation
Tungsten OOO "Technolom" 1 Russian Federation
Tungsten OOO "Technolom" 2 Russian Federation
Tungsten Unecha Refractory metals plant Russian Federation

Based on country of origin information

provided by the RMI for RMAP

conformant processing facilities,
countries of origin of the 3TG in our

products may include:
Argentina Guinea Philippines
Australia Guyana Portugal
Austria Honduras Russian Federation
Azerbaijan India Rwanda
Benin Indonesia Saudi Arabia
Bolivia Ivory Coast Senegal
Botswana Japan Serbia
Brazil Kazakhstan Sierra Leone
Burkina Faso Kenya South Africa
Burundi Kyrgyzstan South Korea
Cambodia Laos Spain
Canada Liberia Sudan
Chile Malaysia Suriname
China Mali Sweden
Colombia Mauritania Taiwan (Chinese Taipei)
Congo, Democratic Republic of the Mexico Tanzania
Dominican Republic Mongolia Thailand
Ecuador Morocco Turkiye
Egypt Mozambique Uganda
Eritrea Myanmar United Kingdom
Eswatini Namibia United States of America
Ethiopia New Zealand Uzbekistan
Fiji Nicaragua Venezuela
Finland Niger Vietnam
France Nigeria Zambia
French Guiana Oman Zimbabwe
Georgia Panama
Ghana Papua New Guinea
Guatemala Peru